Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts Dividend Advantage Municipal Fund
333-49294
811-09451


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
together as a
class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
               904,009
                        71
   Against
                 22,014
                        37
   Abstain
                 63,599
                        12
   Broker Non-Votes
               274,341
                      351
      Total
            1,263,963
                      471



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               907,505
                        71
   Against
                 17,341
                        37
   Abstain
                 64,776
                        12
   Broker Non-Votes
               274,341
                      351
      Total
            1,263,963
                      471



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012606.